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                                                                      EXHIBIT 12

                       CROWN CASTLE INTERNATIONAL CORP.
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                            (DOLLARS IN THOUSANDS)

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                                                                            YEARS ENDED DECEMBER 31,
                                                      ---------------------------------------------------------------------
                                                      1995            1996            1997             1998            1999
                                                      ----            ----            ----             ----            ----
Computation of Earnings:
  Income (loss) before income taxes,
   minority interests and cumulative
   effect of change in accounting
   principle                                          $  (21)        $  (947)        $(11,893)        $(35,747)       $(91,316)
  Add:
    Fixed charges (as computed below)                  1,214           1,912            9,825           32,296         126,675
    Equity in losses (earnings) of
     unconsolidated affiliate                             --              --            1,138           (2,055)             --
                                                      ------         -------         --------         --------        --------
                                                      $1,193         $   965         $   (930)        $ (5,506)       $ 35,359
                                                      ======         =======         ========         ========        ========

Computation of Fixed Charges and Combined
 Fixed Charges and Preferred Stock
 Dividends:
  Interest expense                                    $1,101         $ 1,748         $  7,095         $ 11,179        $ 60,971
  Amortization of deferred financing
   costs and discount on long-term debt                   36              55            2,159           17,910          49,937
  Interest component of operating lease
   expense                                                77             109              571            3,207          15,767
                                                      ------         -------         --------         --------        --------
    Fixed charges                                      1,214           1,912            9,825           32,296         126,675
  Preferred stock dividends                               --              --            2,199            5,411          28,881
                                                      ------         -------         --------         --------        --------
    Combined fixed charges and preferred
     stock dividends                                  $1,214         $ 1,912         $ 12,024         $ 37,707         155,556
                                                      ======         =======         ========         ========        ========
Ratio of Earnings to Fixed Charges                        --              --               --               --              --
                                                      ======         =======         ========         ========        ========
Deficiency of Earnings to Cover Fixed
 Charges                                              $   21         $   947         $ 10,755         $ 37,802        $ 91,316
                                                      ======         =======         ========         ========        ========
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends                    --              --               --               --              --
                                                      ======         =======         ========         ========        ========
Deficiency of Earnings to Cover Combined
 Fixed Charges and Preferred Stock
 Dividends                                            $   21         $   947         $ 12,954         $ 43,213        $120,197
                                                      ======         =======         ========         ========        ========

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